Exhibit 3.4(i)

Apostille

(Convention de La Haye du 5 Octobre 1961)

1.	Country: United States of America

This public document:

2.	has been signed by Jeffrey W. Bullock

3.	acting in the capacity of Secretary of State of Delaware

4.	bears the seal/stamp of Office of Secretary of State

Certified

5.	at Dover, Delaware

6.	the eleventh day of March, A.D. 2014

7.	by Secretary of State, Delaware Department of State

8. No. 0516059 9. Seal/Stamp:	10. Signature: Secretary of State

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DIEBOLD CREDIT CORPORATION”, FILED IN THIS OFFICE ON THE NINTH DAY OF SEPTEMBER, A.D. 1983, AT 9 O’CLOCK A.M.

	Jeffrey W. Bullock, Secretary of State
2016685 8100	AUTHENTICATION:	1197674
140316642	DATE:	03-11-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

DIEBOLD CREDIT CORPORATION

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Diebold Credit Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 229 South State Street, in the City of Dover, in the County of Kent, and the name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, $.01 par value per share.

FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

SIXTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: The name and address of the incorporator is Stephen C. Curley, 437 Madison Avenue, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 7th day of September, 1983.

Stephen C. Curley
Incorporator

Apostille

(Convention de La Haye du 5 Octobre 1961)

1.	Country: United States of America

This public document:

2.	has been signed by Jeffrey W. Bullock

3.	acting in the capacity of Secretary of State of Delaware

4.	bears the seal/stamp of Office of Secretary of State

Certified

5.	at Dover, Delaware

6.	the eleventh day of March, A.D. 2014

7.	by Secretary of State, Delaware Department of State

8. No. 0516060 9. Seal/Stamp:	10. Signature: Secretary of State

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF “DIEBOLD CREDIT CORPORATION”, FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1984, AT 10 O’CLOCK A.M.

	Jeffrey W. Bullock, Secretary of State
2016685 8100	AUTHENTICATION:	1197675
140316642	DATE:	03-11-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

DIEBOLD CREDIT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

The present registered agent of the corporation is Prentice Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

The Board of Directors of                      adopted the following resolution on the 22nd day of May, 1984.

RESOLVED, that the registered office of DIEBOLD CREDIT CORPORATION in the state of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Diebold Credit Corporation has caused this statement to be signed by Robert W. Mahoney, its                      President and attested by Charee Francis-Vogelsang, its                      Secretary this 22nd day of May, 1984.

By

President

ATTEST:

By

Secretary

(DEL. - 264 - 8/7/78)

Apostille

(Convention de La Haye du 5 Octobre 1961)

1.	Country: United States of America

This public document:

2.	has been signed by Jeffrey W. Bullock

3.	acting in the capacity of Secretary of State of Delaware

4.	bears the seal/stamp of Office of Secretary of State

Certified

5.	at Dover, Delaware

6.	the eleventh day of March, A.D. 2014

7.	by Secretary of State, Delaware Department of State

8. No. 0516061 9. Seal/Stamp:	10. Signature: Secretary of State

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIEBOLD CREDIT CORPORATION”, CHANGING ITS NAME FROM “DIEBOLD CREDIT CORPORATION” TO “DIEBOLD GLOBAL FINANCE CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2005, AT 3:50 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2016685 8100	AUTHENTICATION:	1197676
140316642	DATE:	03-11-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION * * * * *	State of Delaware Secretary of State Division of Corporations Delivered 04:07 PM 01/24/2005 FILED 03:50 PM 01/24/2005 SRV 050057144 - 2016685 FILE

DIEBOLD CREDIT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of DIEBOLD CREDIT CORPORATION be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is DIEBOLD GLOBAL FINANCE CORPORATION (the “Corporation”).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Diebold Credit Corporation has caused this certificate to be signed by its vice president and treasurer this 17th day of January, 2005.

DIEBOLD CREDIT CORPORATION

By

Robert J. Warren
Vice President and Treasurer

Apostille

(Convention de La Haye du 5 Octobre 1961)

1.	Country: United States of America

This public document:

2.	has been signed by Jeffrey W. Bullock

3.	acting in the capacity of Secretary of State of Delaware

4.	bears the seal/stamp of Office of Secretary of State

Certified

5.	at Dover, Delaware

6.	the eleventh day of March, A.D. 2014

7.	by Secretary of State, Delaware Department of State

8. No. 0516062 9. Seal/Stamp:	10. Signature: Secretary of State

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIEBOLD GLOBAL FINANCE CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2011, AT 12:33 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2016685 8100	AUTHENTICATION:	1197677
140316642	DATE:	03-11-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:20 PM 01/18/2011 FILED 12:33 PM 01/18/2011 SRV 110051054 - 2016685 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIEBOLD GLOBAL FINANCE CORPORATION

Diebold Global Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“RESOLVED, that Article Second of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

SECOND: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to, the issuance of credit and loans.”

SECOND: That, in lieu of a meeting, the sole stockholder of the corporation adopted said amendment by written consent.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Diebold Global Finance Corporation has caused this Certificate of Amendment to be signed by its Vice President and Secretary as of this 17th day of January, 2011.

By:	Chad F. Hesse
Its:	Vice President and Secretary